                                                                   EXHIBIT 10.18

                          JOINT DEVELOPMENT AGREEMENT

     THIS AGREEMENT is by and between Vital Images, Inc., an Iowa corporation having offices at 2575 University Avenue, Saint Paul, MN 55114-1024 (hereinafter "Vital Images"), and ATL Ultrasound, Inc., a Washington corporation having offices at 22100 Bothell Everett Highway, P.O. Box 3003, Bothell, WA 98041-3003 (hereinafter "ATL");

                                  WITNESSETH:

     WHEREAS, Vital Images is in the business of developing, marketing, selling and servicing three dimensional volume visualization (3DVV) systems for three dimensional medical imaging applications; and

     WHEREAS, ATL is in the business of developing, marketing, selling and servicing medical diagnostic ultrasound systems; and sells ultrasound systems embodying its own internally developed three dimensional imaging capabilities; and

     WHEREAS, ATL desires to add Vital Images' three dimensional volume visualization capabilities to its ultrasound offerings to complement its own internally developed three dimensional imaging products; and

     WHEREAS, Vital Images desires to extend its 3DVV technology to medical diagnostic ultrasonic imaging applications.

     NOW, THEREFORE, in consideration of the mutual premises herein contained, the parties agree as follows:

1.   DEFINITIONS

     1.1 "Acceptance Date" for purposes of this Agreement shall mean the date that ATL accepts in writing any Product as meeting the product specifications set forth in the Product Development Plan for that Product as evidenced by ATL's authorization of a first customer delivery ("FCD") release for the Product.


     1.2 Products shall mean any product developed under this Agreement which provides three dimensional volume visualization capabilities for medical diagnostic ultrasound imaging applications, and at the outset of this Agreement is intended to consist of [*]

     1.3 "Maintenance" as used herein shall mean the repair of software errors and malfunctions caused by Vital Images' software in Products previously sold to customers which have been documented by ATL and verified by Vital Images.

     1.4 "Upgrades" as used herein shall mean the provision by means of a Product Development Plan of new or different functionality for Products previously sold to customers or for new Product offerings and any modifications or additions to the Products necessary to


* Portions of Section 1.2 have been omitted pursuant to a request by the Registrant for confidential treatment from the Securities and Exchange Commission (the "Commission"). Included with such request, the Registrant has filed Section 1.2 separately with the Commission.

conform the Products to hardware changes or the evolution of technology with which the Products operate.

     1.5 "Options" as used herein shall mean additional functionality developed by means of a Product Development Plan which may be optionally purchased by a customer.

2.   EXCLUSIVE COLLABORATION.

     2.1 Vital Images and ATL agree that, commencing as of the date of this Agreement, each will work with the other exclusively as each other's sole collaborator pursuant to the terms of this Agreement for the next five (5) years in the development of three dimensional visualization ("3D") products for medical diagnostic ultrasound imaging applications. Vital Images is committed to work with ATL until at least the Acceptance Date of a first Product.

     2.2 For the purposes of this Agreement, the phrase "exclusively as its sole collaborator" shall mean that, during the term of this Agreement:

     (a) Neither party to this Agreement shall assist, work with or collaborate with any other person or entity in the development of three dimensional visualization products for medical diagnostic ultrasound imaging applications, except:

          (i) ATL may continue to work with TomTec in the area of 3D technology for the sole purpose of providing ATL customers who desire to use a TomTec product with existing TomTec products which operate with ATL products and may work with clinical or academic groups who are developing 3D capabilities but are not manufacturing or sales entities for such products; and

          (ii) Vital Images may work with third parties in the development, manufacture, marketing and sale of Vital Images' three dimensional visualization systems for use in connection with multi-modality environments.

     (b) Each party hereby represents and warrants to the other that it shall not use any proprietary information or technology of the other party in connection with the development of its other product unless it first receives the written consent of the other party.

     (c) Notwithstanding any other provisions of this Agreement or the Sales Agreement, Vital Images may develop, manufacture, market and/or sell three dimensional visualization systems for use in connection with any other medical or non-medical applications except medical diagnostic ultrasound imaging. In addition, Vital Images will not develop, manufacture, market and/or sell three dimensional visualization systems for interoperative ultrasound, minimally invasive ultrasound, and ultrasonic guided therapy applications for any entity which develops, manufactures or sells medical diagnostic ultrasound systems. Vital Images may itself or in collaboration with any other entity develop, manufacture, market and/or sell three dimensional visualization system for use in medical diagnostic ultrasound:

          (i) for the development, manufacture and sale of a product which is substantially similar to a Product as to which ATL no longer has exclusive distribution rights under the Sales and Marketing Agreement; and

          (ii) for the development, manufacture and sale of a product which is substantially similar to a Product as to which ATL and Vital Images are unable to reasonably agree upon a Product Development Plan hereunder, or which is substantially similar to a Product as to which ATL and Vital Images have abandoned development.

     (d) Subject to the provisions of Section 2.2 of the Sales and Marketing Agreement, Vital Images may use the clinical protocols for a Product developed pursuant to this Agreement beginning no later than six (6) months after the Acceptance Date for the Product.

3.   PRODUCT DEVELOPMENT PROGRAMS.

     3.1 The parties shall commence Product development programs designed to develop Products for sale by ATL pursuant to the terms of the Sales and Marketing Agreement. The scope and schedules for these development programs as envisioned by the parties as of the date of execution of this Agreement is found in Exhibit 3.1 to this Agreement.

     3.2 Prior to commencing any product development program, the parties will jointly prepare and execute a written Product development plan which will include, among other things, the items listed in Exhibit 3.2 (collectively, the "Product Development Plans" and singularly the "Product Development Plan").

     A preliminary draft of the Product Development Plan presently contemplated for the Product described in Section 1.2(a) is attached hereto as Exhibit 3.2A and shall serve as a model for the form and structure of the other Product Development Plans contemplated hereunder.

     3.3 As part of any Product Development Plan, Vital Images shall include a proposal for staffing, costs, and timing to carry out the plan, and the parties will then agree upon a fixed price for which Vital Images shall perform its portion of the plan. The basis for payment by ATL to Vital Images for its performance of the Product Development Plan and the costs incurred by Vital Images is set forth in Section 5.2. If it should develop that additional work is needed to complete the results contemplated by the Product Development Plan beyond that which is covered by the stated price to be paid by ATL to Vital Images, the parties shall meet to decide whether to finish the plan, and the allocation of the work and costs necessary to complete the plan.

     3.4 The details of the development programs provided in Exhibits 3.1 and 3.2A are expected to change and evolve with time, and new programs may be added to those outlined in the Exhibits. All material modifications to the current programs and any new programs added shall be undertaken with the written consent of both parties.

     3.5 Upgrades and Options may be developed upon the mutual agreement of the parties pursuant to written development programs structured in the same manner as the Product Development Plans described in Section 3.2 above. In addition, Vital Images will provide ATL with the information required by ATL to develop and add its own Upgrades and Options consistent with Vital Images' application programming interface. Vital Images shall provide reasonable assistance to ATL in the form of Product information readily available to Vital Images for the development by ATL of upgrades or options needed to maintain the Products or to adapt the Products to evolving or new hardware. Vital Images has no obligation under this Agreement to provide the source code to any of its software to ATL.

          Subject to the conditions of the prior paragraph, Vital Images agrees to produce at least one Upgrade and one Option each year during the term of this Agreement if so requested by ATL. Vital Images agrees to provide Maintenance support as reasonably required to support the Products being sold by ATL for so long as ATL is selling a Product and for two years after ATL ceases selling a Product, and thereafter only insofar as ATL is obligated by law to provide Product support.

     3.6 Upgrades sold to customers shall require a royalty payment by ATL to Vital Images, and Upgrades which are provided free of charge to customers shall not require a royalty payment by ATL to Vital Images. The parties must mutually agree prior to commencing development of an Upgrade as to whether an Upgrade will be sold or provided free of charge. The sale of an Option by ATL shall require a royalty payment by ATL to Vital Images. The amount of any such royalty payments shall be established pursuant to Exhibit 3.0 of the Sales Agreement.

     3.7 On an ongoing basis, Vital Images and ATL shall assess whether developments in Vital Images' visualization technology would have beneficial applications to the Products or would be suitable for collaboration with ATL in the context of a new Product Development Plan. If so, the parties shall discuss such technological developments for the purpose of identifying future Product Development Plans and incorporating the technological developments into existing Product Development Plans; provided, however, Vital Images shall have no obligation to discuss such technological developments with ATL if such discussion would violate any (i) law or regulation, or (ii) other contractual commitments of Vital Images. ATL shall incur in such Product Development Plans only the incremental costs due to adaptation and integration for such pre-developed technologies.

4.   SALES AND MARKETING OF JOINTLY DEVELOPED PRODUCTS.

     4.1 All Products which are jointly developed by the parties under this Agreement shall be sold and marketed under the provisions of this Agreement and the Sales and Marketing Agreement (also referred to herein as the "Sales Agreement").

5.   RESEARCH & DEVELOPMENT COSTS.

     5.1 In consideration of the commitment of Section 2.1, ATL shall pay Vital Images within 10 working days of the execution of this Agreement a nonrefundable, one-time fee in the amount of $300,000.

     5.2 ATL shall reimburse Vital Images for its agreed upon engineering costs for the Products to be developed under this Agreement as specified in Section
3.3 above. ATL shall, at the time of the payment of Section 5.1, make a prepayment of $100,000 to Vital Images which shall be fully creditable against the engineering costs. Vital Images shall inform ATL at any time it believes the budget for development of a specific Product will be exceeded so that the parties can meet and discuss any actions that may be appropriate under the circumstances. ATL shall reimburse Vital Images for such engineering costs incurred on a quarterly basis, within 30 days of the tendering by Vital Images of an invoice showing such costs incurred and the basis for such costs in a form sufficient to document such costs for tax record purposes. Vital Images' engineering costs (including development, quality and regulatory engineering) and engineering program management shall be determined based on a day rate which rate shall include a zero margin, but a full allocation of overhead expenses. ATL shall also reimburse Vital Images for the expenses of travel which is requested by ATL and has been approved in advance of the travel by ATL.

6.   REGULATORY APPROVALS.

     6.1 ATL shall have the responsibility for obtaining any regulatory approvals necessary for the marketing and sale of the Products developed hereunder, and shall bear the costs attendant to such approvals. ATL shall make reasonable efforts to obtain needed regulatory approvals in a timely manner. Vital Images shall support ATL's efforts to secure regulatory approvals pursuant to the terms and conditions of each Product Development Plan and in addition thereto, by providing at no cost to ATL any reasonably available existing information and documentation of Vital Images which would be reasonably necessary or useful to ATL in obtaining such approvals.

     6.2 Both parties shall conduct their activities under this Agreement in a manner which is consistent and in compliance with the FDA's Good Manufacturing Practices. In addition, Vital Images shall comply with section 4.4, "Design Control," and section 4.6, "Purchasing," insofar as it relates to subcontractors, of "ANSI/ISO/ASQC Q9001-1994, Quality Systems-Model for Quality Assurance in Design, Development, Production, Installation, and Servicing", and ATL Document Numbers 9032-0182 Rev. B and 9080-0008 Rev. B, and revisions and successors thereto which are provided to Vital Images by ATL. Vital Images agrees to cooperate with ATL and regulatory authorities in any audits or inspections of the development, manufacture, and sale of Products.

7.   INTELLECTUAL PROPERTY.

     7.1 Subject to compliance by the receiving party with the confidentiality obligations of Section 10, each party grants to the other party the right of access to its information and intellectual property which the parties mutually agree are useful to the other in developing the Products which are the subject of this Agreement; provided, such access shall not grant to or transfer any rights in the information or intellectual property received by the other party except as specifically provided for herein. Vital Images has no obligation under this Agreement to provide the source code to any of its software to ATL.

     7.2 Title to and ownership of the intellectual property owned by each party prior to the execution date of this Agreement or intellectual property developed by a party outside any of the Product Development Plans which are the subject of this Agreement shall not be affected or changed by this Agreement, and such title and ownership rights shall survive any termination of this Agreement. For purposes of this Agreement, intellectual property shall be deemed to include all technology or information owned by either party. Intellectual property owned by Vital Images (including, without limitation, all computer software owned by Vital Images) prior to this Agreement shall continue to be owned by Vital Images, and intellectual property owned by ATL prior to this Agreement shall continue to be owned by ATL.

     7.3 Intellectual property developed solely by Vital Images during the course of the Product Development Plans pursuant to this Agreement shall be solely owned by Vital Images. Intellectual property developed solely by ATL during the course of the development programs of this Agreement shall be solely owned by ATL; and intellectual property jointly developed by personnel of both parties shall be jointly owned by the parties. Following termination of this Agreement, each party is free to use or license jointly-owned intellectual property in its sole discretion.

     7.4 As to intellectual property in the following areas, all solely owned intellectual property developed during the course of the Product Development Plans of this Agreement, and excluding any intellectual property or intellectual property rights developed outside of the Product Development Plans of this Agreement, shall be perpetually licensed in the manner described below on a worldwide royalty-free, nonexclusive, nontransferable basis:

----------------------------------------------------------------------------------------------------
Intellectual Property Developed Solely             Intellectual Property Developed Solely By
By Vital Images To Which ATL is Perpetually        ATL To Which Vital Images Is Perpetually
Licensed                                           Licensed
----------------------------------------------------------------------------------------------------
Ultrasound imaging and probe design                Volume visualization and display
----------------------------------------------------------------------------------------------------
Image data management in the ultrasound            Image data management in the visualization
system                                             system
----------------------------------------------------------------------------------------------------
ATL product user interface items                   3DVV product user interface items
----------------------------------------------------------------------------------------------------

     It is understood that such perpetual licenses are not transferable by the recipient and are for the purpose of enabling the recipient to work internally with the licensed technology in development of its future products. The intellectual property which is the subject of the license may be sublicensed by the recipient to facilitate OEM sales or direct sales to end users of its products when licensing is the form in which the recipient usually transfers such intellectual property to customers.

     7.5 Each party shall be responsible for the costs of protecting and maintaining its solely owned intellectual property. The parties shall jointly bear the costs of protecting and maintaining intellectual property which is jointly owned. Both parties have the obligation to execute all documents necessary to secure protection for such jointly owned intellectual property and to the extent necessary, shall assist one another to maintain ownership rights in solely owned intellectual property. If one party does not desire to protect (as by patent application filing, use of copyright notices or maintenance of a trade secret) or maintain (as by maintenance fee payment) an element of intellectual property which it solely or jointly owns and which was developed during the course of a Product Development Plan of this Agreement, the party shall extend such opportunity to the other party, which other party shall have 30 days to decide to protect and/or maintain the intellectual property elements at its own cost and expense. If such other party elects to do so, title to that element of intellectual property and all obligations associated with the maintenance of such intellectual property shall thereupon pass to such other party.

     7.6 Each party shall have the right to enforce as to third parties the intellectual property rights of both parties that are embodied in the Products sold by it and developed under this Agreement and to enjoy the full cooperation of the other party in such enforcement. Such enforcement shall be at the cost and expense of the party enforcing such rights.

     7.7 Vital Images shall escrow a copy of the source code for each Product being sold by ATL and shall update such escrow to be current at all times with the level(s) of software being used by ATL. The source code shall be escrowed with a mutually agreed upon escrow agent. Such source code shall be provided to ATL for a given Product if Vital Images is no longer willing or able to collaborate with ATL in the development of Upgrades or Options for the Product or to provide for Maintenance of a Product being sold by ATL and ATL is not in breach of this Agreement or the Sales Agreement. Such source code shall be released to ATL only after Vital Images has been so notified of the release, and solely for the purpose of enabling ATL to perform an Upgrade, Option, or Maintenance for a Product which, in the reasonable judgment of ATL, is necessary to repair or maintain or continue the production of Products currently being produced by ATL or previously shipped by ATL to customers. The escrow agent shall release escrowed source code to ATL only upon: (i) its receipt of written instructions from Vital Images to do so, or (ii) its receipt of an order by a court of competent jurisdiction directing the escrow agent to do so. ATL shall retain any source code released from escrow only for the period of time which is reasonably necessary for ATL to effect the foregoing Product repair or maintenance. ATL shall permit access to the source code to only those of its employees or consultants who have a need to know in order to effect such repair or maintenance, and have been advised of the confidential nature of such software, and the obligations to Vital Images hereunder to maintain such confidence. At the conclusion of the repair or maintenance ATL shall return the released software to escrow and destroy all other copies or forms of the source code then in its possession. ATL shall also return to escrow, with a copy sent to Vital Images, the source code as modified or altered by ATL, and ATL shall retain a license solely limited to making, selling and using the modified or altered software in Products licensed to ATL under the Sales Agreement. ATL shall retain no license to own or possess the source code or the modified or altered source code in any form. Vital Images shall at all times retain all proprietary and intellectual property rights in and to the source code.

8.   TERM AND TERMINATION.

     8.1 The term of this Agreement shall extend through June 30, 2001. This Agreement may be terminated earlier by one party upon its good faith determination that the other party is not or cannot satisfy its commercial needs in the area of 3DVV. A party making such determination shall notify the other of such determination and the basis for such termination, whereafter the notified party has the right to meet with the notifying party to discuss or rebut such termination. A termination by the notifying party shall only become effective after the notifying party has met with the other party to discuss such termination. It is the intention of ATL to carefully scrutinize whether its commercial needs are being satisfied by this Agreement in the event of any change of control of Vital Images.

     8.2  This Agreement may be earlier terminated as follows:

     (a) In the event that one party is in material default or breach of any provision of this Agreement, the other party shall have the right to terminate this Agreement upon 30 days written notice to the party in default or breach, provided that such party may avoid such termination by curing the condition of breach or default within such 30 day notice period.

     (b) In the event of the liquidation or windup of one of the parties hereto, or the adjudication of bankruptcy, appointment of a receiver by a court of competent jurisdiction or assignment for the benefit of creditors, or where a levy of execution directly invoices all the substantial assets of a party, this Agreement shall automatically terminate effective the date of said liquidation, windup, adjudication, appointment, or assignment, except that, at the election of the party not involved in such action, the licenses granted to that party under this Agreement may be continued for the unexpired term of this Agreement.

     (c) In the event the Sales Agreement is terminated for any reason, Vital Images or ATL shall have the option to terminate this Agreement.

     8.3 Upon termination of this Agreement pursuant to Section 8.1 or 8.2 hereof:

     (a) Each party shall return to the providing party all copies of any Confidential Information that was provided by one party to the other during the course of this Agreement and is unrelated to Products being sold under the Sales Agreement.

     (b) ATL shall pay to Vital Images all sums owing under this Agreement including, without limitation, all amounts owing under any Product Development Plan for work completed by Vital Images prior to the date it received notification of the termination.

     (c)  All Product Development Plans shall automatically terminate.

     (d) Each party shall continue to be bound by the provisions of this Agreement, which, by their nature, extend beyond or cannot be fully performed prior to the effective date of termination, including, without limitation, the provisions of Sections 2.2(d), 7.2, 7.3, 7.4, 7.7 and 10 of this Agreement.

     8.4 The termination of this Agreement pursuant to this Section shall be without prejudice to any rights or remedies to which the terminating party is entitled, if any, due to the material breach of one of the parties of any warranty, representation or covenant given by the other party under this Agreement.

     8.5 Either party's obligation to exclusively collaborate with respect to any Product pursuant to Sections 2.1 and 2.2 shall terminate if (i) ATL fails to meet the minimum sales quantity in a given year which is necessary to maintain its exclusive rights to such Product under the Sales Agreement or for any other reason under the Sales Agreement ATL's exclusive rights to make, use and sell such Product terminate, including those listed in Section 2.1(b) of the Sales Agreement, or (ii) a party elects to terminate further negotiations with respect to a Product Development Plan because the parties hereto cannot agree on the terms and conditions of the Product Development Plan. Upon termination of the exclusivity provisions of Sections 2.1 and 2.2 as to a given Product, each party may itself, or may assist others engaged in medical ultrasound imaging, in developing, making, selling or using its 3D medical imaging technology in a like product, provided that no use is made of the technology or proprietary information solely owned by the other party except as licensed pursuant to
Section 7.4 of this Agreement.

9.   NOTICE.

     9.1 Any notice required or permitted to be given by this Agreement shall be given by prepaid, first class, mail or facsimile transmission addressed to:

     if to ATL:               Jacques Souquet, Sr. Vice President
                              Advanced Technology Laboratories, Inc.
                              22100 Bothell Everett Highway SE
                              P.O. Box 3003
                              Bothell, WA 98041-3003

                              Facsimile number (206) 485-3680

     if to Vital Images:      Andrew M. Weiss, President
                              Vital Images, Inc.
                              2575 University Avenue
                              Saint Paul, MN 55114-1024

                              Facsimile number (612) 642-9018

     Such addresses and numbers may be altered by notices so given.

10.  CONFIDENTIALITY.

     10.1 All information communicated by one party to the other under this Agreement ("Confidential Information") shall be received in confidence, and shall be used only for the purposes of this Agreement. No Confidential Information shall be disclosed by the recipient, its agents, or employees without the prior written consent of the disclosing party except as permitted pursuant to the terms of this Agreement. Recipient shall take all reasonable precautions, but not less than those used to protect its own confidential information, to prevent the disclosure of Confidential Information to third parties, except as may be required by reason of legal or regulatory requirements beyond the reasonable control of the recipient. Only those employees or agents of the recipient with a reasonable need to know may have access to the Confidential Information provided by the disclosing party.

     Information shall not be deemed to be Confidential Information if it:

     (a)  is in the public domain at the time of disclosure;

     (b) becomes part of the public domain after disclosure in a manner not involving breach of this Agreement by the recipient;

     (c) is in the possession of the recipient at the time of disclosure as shown by its written records;

     (d) is lawfully disclosed to the recipient by a third party, free of any obligation of confidentiality;

     (e) is independently developed by the recipient's employees or agents who had no contact with or access to the Confidential Information;

     (f) is communicated by the disclosing party to an unaffiliated third party free of any obligation of confidentiality; or,

     (g) is disclosed in response to a valid order by a court or other governmental body, is otherwise required by law, or is necessary to establish the rights of either party under this Agreement.

11.  ASSIGNMENT.

     11.1 Neither party shall assign its rights and/or obligations under this Agreement or any interest therein to any third party without the prior written consent of the other party to this Agreement except that Vital Images shall have the right to assign the rights and/or obligations under this Agreement to any third party who purchases substantially all of the business assets of

Vital Images or who succeeds to the business of Vital Images by reason of a merger or consolidation. Assignments to a wholly owned or commonly owned subsidiary company may be made if the other party is so informed and receives written notice of the assignee's consent to be bound by all of the rights and obligations of this Agreement, and of the assignor's agreement to guarantee such performance by the assignee. This Agreement shall be binding upon and inure to the benefit of any successor to each party's business in whole or in part to which this Agreement relates.

12.  WARRANTIES.

     12.1      Each party covenants to and agrees with the other that:

     (a)       Authority to Conduct Business. It is duly organized and in good
               -----------------------------
standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority and the permits, consents, and qualifications necessary to operate its business as it is currently being conducted.

     (b)       Authority to Perform Agreement. The execution, delivery and
               ------------------------------
performance of this Agreement has been duly authorized by all necessary corporate action, and does not constitute a breach by the warranting party of its organizational documents or of any contract or agreement to which the warranting party is a party or by which the warranting party or its assets are bound.

     (c)       Exchange of Information. It shall promptly furnish to the other
               -----------------------
party a complete and correct copy of any notice, report or other communication that it receives from the FDA or from any other governmental agency concerning the Products.

     (d)       Impairment of Obligations. It shall not enter into any agreement,
               -------------------------
the execution or performance of which would violate or cause a breach of its obligations under this Agreement.

     (e)       Ownership of Intellectual Property. It is the owner of the entire
               ----------------------------------
right, title and interest in any technology, know-how and/or proprietary information provided or licensed to the other hereunder, has the sole right to grant licenses to use such technology, know-how and proprietary information, and has not previously granted any rights to such technology, know-how or proprietary information that would interfere with any rights granted to the other party under this Agreement.

13.  PUBLICITY.

     13.1 Neither party shall originate any publicity, news release or public announcement, written or oral, whether to the public or press, stockholders or otherwise, relating to this Agreement, to any amendment hereto or performances hereunder save only such announcements as are mutually agreed upon, which agreement shall not be unreasonably withheld, or in the opinion of counsel for the party making such announcement are required by law to be made. If a party decides to make an announcement required by law under this Agreement, it will give the other party three (3) days' advance written notice of the text of the announcement so that the other party will have an opportunity to comment upon the announcement.

14.  CHOICE OF LAW.

     14.1 This Agreement shall be construed and administered in accordance with the laws of the State of Washington.

15.  NO WAIVER; PRESERVATION OF INTENT.

     15.1 Failure to enforce any provision in this Agreement shall not constitute a waiver of a party's rights thereafter to enforce the provision, or any other provision of this Agreement. In the event any provision hereof is deemed null and void or unenforceable, the remaining provisions hereof shall be deemed severable therefrom and shall remain in full force and effect.

16.  AMENDMENT.

     16.1 This Agreement shall not be varied or amended other than by a written instrument signed by both parties hereto.

17.  RELATIONSHIP OF THE PARTIES.

     17.1 This Agreement is not intended to be, nor shall it be construed, by implication or otherwise, as an agreement to establish a partnership (limited or otherwise), a corporation or other formal business organization. No party can be bound by another party acting as its agent hereunder. Each party acts as an independent contractor subject only to the terms and conditions stated herein.

18.  FORCE MAJEURE.

     18.1 No party shall be liable to the other party for any failure to perform any obligation under this Agreement where such failure is due to causes beyond the reasonable control of the party. Such causes include, but are not limited to acts of war, government export controls, other governmental acts, industrial dispute, lock-out, accident, fire, explosion, transport delays, acts of a third party, or loss or damage to any equipment. Each party shall use its best efforts to comply with its respective obligations under this Agreement despite the intervention or occurrence of any such cause, and to resume compliance with those obligations as soon as any such cause ceases to affect the performance of its obligations under this Agreement.

19.  NO FRANCHISE.

     19.1 The parties agree that this Agreement shall not constitute a franchise agreement under Washington or Minnesota law. If the parties relationship is deemed to be a franchise by a court of law or other judicial body, the parties hereto expressly agree to waive all rights and remedies which either of them may have due to any status as a franchisor or franchisee or pursuant to the application of any franchise laws, rules or regulations.

20.  INTEGRATION.

     20.1 This Agreement, together with the Sales Agreement, constitutes the entire agreement between the parties, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by it. This Agreement shall not be varied or amended other than by a written instrument executed by the parties hereto.

21.  COUNTERPARTS EFFECTIVE.

     21.1 This Agreement may be executed in counterparts, each of which shall be effective as an original copy of this Agreement. Execution may be effected by facsimile by mutual agreement of the parties.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year last written below.


VITAL IMAGES, INC.                           ATL UlTRASOUND, INC.


By /s/ Andrew M. Weiss                       By /s/ Jacques Souquet
  ---------------------                        --------------------

Date:    8/14/96                             Date:    8/14/96
     ------------------                           -----------------

Exhibit 3.2- Contents of Product Development Plans

I.   Product Development Description, including
     A.   User Features
     B.   Clinical Applications
     C.   Systems Integration Characteristics
     D.   User Interface Requirements
     E.   Product Functions

II.  Development Responsibilities and Program Coordination Process
     A.   ATL & Vital Images Responsibilities
     B.   Third Party Responsibilities

III. Product Development Project Plan and Timing
     A.   Development Calendar
     B.   Prototype Definitions & System Configurations
     C.   Clinical Sites

IV.  Performance Requirements

V.   Technical Specifications;

VI.  Product Cost Targets

VII. Product Development Cost Projections, including
     A.   Vital Images Time, Material & Cost Forecast
     B.   ATL Time, Material & Cost Forecast

IX.  Regulatory Strategy

X.   Quality Plan